EXHIBIT 10.8

IMFPA No: BMSB/IMFPA/TOGA/15052019/01

SERVICE FEE AGREEMENT

THIS SERVICE FEE AGREEMENT (this “Agreement”) is made on the 15th day of May 2019, between;

Toga Limited (www.togalimited.com), a Nevada corporation, with its shares quoted on OTC Markets, and its principal office situated at 3960 Howard Hughes Pkwy, Suite 500, Las Vegas, Nevada 89169 (hereinafter referred to as “Seller”); and

Belfrics Malaysia Sdn Bhd (www.belfrics.com), a company incorporated in Malaysia with its principal office situated at B1 16-6, Soho Suites, Jalan Perak, Kuala Lumpur, Malaysia, 50450 (hereinafter referred to as “Belfrics”), to act as the facilitator of this Agreement and the transactions contemplated hereby.

It is hereby agreed that Belfrics is facilitating the sale of 1200 Bitcoins (“BTC”) through an OTC (over the counter) deal facilitated by Belfrics and its US counterparts through that certain Sale and Purchase Agreement dated May 15, 2019 and entered into by and between the Seller and Vintech Capital LLC (the “Buyer”), incorporated herein by this reference and bearing contract number BMSB/OTC/15052019/23. The Seller hereby agrees to pay to Belfrics a service fee of 5% of the gross sale proceeds of all BTC sold pursuant to the Sale and Purchase Agreement, in the form of BTC (“Service Fee”) towards the facilitation of the sales of 1200 BTC.

Each trench will be for a minimum of 100 BTC and Belfrics will act as a guarantor for 100 BTC and will be liable to pay the value of 100 BTC in case of non-delivery of FIAT payment from the Buyer for the executed quantity.

The Service Fee will be deducted from the total sold quantity that will be transferred to the Buyer. After the final sale of the 1200 BTC between the Seller and Buyer, any rights and/or obligations of the parties to this Agreement will be terminated.

Execution of this Agreement

This Agreement shall be executed electronically with the Seller and Facilitator through the designated email ID as given below:

Seller email ID:

Facilitator email ID: Praveen@belfrics.com

IN WITNESS WHEREOF, the Seller and the Facilitator, each one acting through its duly authorized representative, have caused this Agreement to be executed on 15th May 2019.

SELLER:	FACILITATOR:
Toga Limited	Belfrics Malaysia Sdn Bhd

By: ___________________________________	By: ________________________________
Name: _________________________________	Name: Praveenkumar Vijayakumar
Designation: ____________________________	Designation: Chief Executive Officer
Date: 15/05/2019	Date: 15/05/2019